SECURITIES AND EXCHANGE COMMISSION
                 WASHINGTON, D.C. 20549


                SCHEDULE 14A INFORMATION

         Proxy Statement Pursuant to Section 14(a) of the
               Securities Exchange Act of 1934

                   (Amendment No.      )


(  )  Filed by the Registrant
(  )  Filed by a Party other than the Registrant

Check the appropriate box:

(  )  Preliminary Proxy Statement
(xx)  Definitive Proxy Statement
(  )  Definitive Additional Materials
(  )  Soliciting Material Pursuant to (section mark)240.14a-11(c) or
      (section mark)240.14a-12



                     Interstate/Johnson Lane
          (Name of Registrant as Specified In Its Charter)



          (Name of Person(s) Filing Proxy Statement)


PAYMENT OF FILING FEE (Check the appropriate box):

(xx)  $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(i)(2).
(  )  $500 per each party to the controversy pursuant to Exchange Act
      Rule 14a-6(i)(3).
(  )  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

      1)  Title of each class of securities to which transaction applies:

      2)  Aggregate number of securities to which transaction applies:

      3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11: *

* Set forth the amount on which the filing fee is calculated and state how it was determined.

( ) Check box if any part of the fee is offset as provided by Exchange
    Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    1)  Amount Previously Paid:              $

    2)  Form, Schedule or Registration Statement No.:

    3)  Filing Party:

    4)  Date Filed:

( ) Filing Fee of $          was previously paid on           , 199 ,
    the date the Preliminary Proxy Statement was filed.

               (Interstate/Johnson Lane logo appears here)
                     INTERSTATE/JOHNSON LANE, INC.
               Notice of Annual Meeting of Shareholders
                       To be held January 24, 1995


To The Shareholders of
Interstate/Johnson Lane, Inc.


        The annual meeting of the shareholders of Interstate/Johnson Lane, Inc. (the "Company") will be held on Tuesday, January 24, 1995, at 3:00 P.M. at the Radisson Plaza Hotel, 101 South Tryon Street, Charlotte, North Carolina, for the following purposes:


             (1) To  elect  ten  directors  to  serve  until  their
                 successors are elected and qualified.


             (2) To  ratify  the  appointment  of Coopers & Lybrand
                 L.L.P.   as  the  Company's  independent  certified
                 public accountants for the fiscal year ending September
                 30, 1995.



             (3) To  approve  an  Amendment  to  the Company's 1987
                 Stock Award Plan.


             (4) To  transact  such  other business as may properly
                 come before the meeting or any adjournment thereof.

         The Board of Directors has fixed December 2, 1994, as the record date for the determination of shareholders entitled to notice of and to vote at the meeting.




                                  Michael D. Hearn, Secretary

Dated: December 16, 1994


AFTER VOTING THE ENCLOSED PROXY, PLEASE SIGN, DATE AND MAIL IN THE ENCLOSED ENVELOPE SO AS TO INSURE A QUORUM AT THE MEETING. THIS IS IMPORTANT WHETHER YOU OWN FEW OR MANY SHARES. DELAY IN RETURNING YOUR PROXY MAY SUBJECT THE COMPANY TO ADDITIONAL EXPENSE.

                             INTERSTATE/JOHNSON LANE, INC.
                                     Interstate Tower
                                  Post Office Box 1012
                        Charlotte, North Carolina  28201-1012



                                     Proxy Statement



        This   proxy  statement  is  furnished  in  connection  with  the solicitation of proxies by the Board of Directors of Interstate/Johnson Lane, Inc. (the "Company") for use at the annual meeting of shareholders of the Company to be held on Tuesday, January 24, 1995, and at any adjournment thereof. Unless the context requires otherwise, all references in this proxy statement to the Company refer to Interstate/Johnson Lane, Inc. and its subsidiaries. This proxy statement and the accompanying proxy card are first being mailed to shareholders on or about December 16, 1994.

        Only shareholders of record at the close of business on December 2, 1994, are entitled to vote at the meeting. As of such date, the Company had outstanding and entitled to vote 6,413,884 shares of common stock, par value $.20 per share (the "Common Stock"), and approximately 1,133 shareholders of record. Each outstanding share entitles the shareholder of record to one vote.

        All proxies which are properly executed and received prior to the meeting will be voted at the meeting. If a shareholder specifies how the proxy is to be voted on any of the business to come before the meeting, the proxy will be voted in accordance with such specification. If no specification is made, the proxy will be voted for the election of directors, for the ratification of the appointment of Coopers & Lybrand
L.L.P. as the Company's independent certified public accountants for the fiscal year ending September 30, 1995, and for approval of the Amendment to the 1987 Stock Award Plan. A proxy may be revoked, to the extent it has not been exercised, at any time prior to its exercise, by written notice to the Secretary of the Company, by executing and delivering a proxy with a later date or by voting in person at the meeting.

Security Ownership of Certain Beneficial Owners and Management

        The following table sets forth, as of November 30, 1994, the number and percentage of outstanding shares beneficially owned by each person known by the Company to own more than 5% of the Company's Common Stock, by each director, nominee for director and named executive officer of the Company, and by directors and executive officers of the Company as a group. Unless otherwise indicated, each shareholder named has sole voting and dispositive power with respect to such shareholder's shares.


                                                            Number of Shares       Percent
Name                                                     Beneficially Owned(1)     of Class

     Claude S. Abernethy, Jr.                              282,577   (2)            4.4%
     Edwin A. Dalrymple                                     18,970   (3)            *
     Parks H. Dalton                                       125,208   (4)            2.0%
     John B. Ellis                                           2,000                  *
     W. Clay Hamner                                          2,000                  *
     Peter R. Kellogg                                    1,050,000   (5)           16.4%
     George A. McElveen, III                                68,379   (6)            1.1%
     James H. Morgan                                        59,176   (7)            *
     NationsBank of North Carolina, Trustee
          Interstate/Johnson Lane Corporation
          Employee Stock Ownership and
          PAYSOP Plan and Trust                            454,857   (8)            7.1%
     Dudley G. Pearson                                       8,749   (9)            *
     Richard S. Pechter                                     38,200   (10)           *
     Edward C. Ruff                                        120,211   (11)           1.9%
     Grady G. Thomas, Jr.                                   80,337   (12)           1.2%
     All directors and executive officers
       as a group (17 persons)                           1,934,854   (13)          29.8%

                    *Less than 1%

(1) Does not include shares that might be deemed to be beneficially owned by a director, nominee or executive officer serving on a committee which may direct the investment of Common Stock in the Company's Profit Sharing and Capital Accumulation Plan and Trust ("PSP/CAP") or Employee Stock Ownership and PAYSOP Plan and Trust ("ESOP/ PAYSOP").

(2) Mr. Abernethy's shares include 21,400 shares owned by his wife; 32,800 shares owned by his children; 14,851 shares of restricted stock; 7,067 shares issuable under currently exercisable stock options; 43,268 shares issuable upon conversion of the Company's 7 3/4% Convertible Subordinated Debentures due March 31, 2011 (the "Debentures"), which consist of 22,592 shares owned by his wife and children, and 20,676 shares held by a trust of which Mr. Abernethy is the Trustee; and 13,334 shares held in the ESOP/PAYSOP and PSP/CAP plans.

(3) Mr. Dalrymple's shares include 2,667 shares of restricted stock and 1,611 shares held in the ESOP/PAYSOP and PSP/CAP plans.

(4) Mr. Dalton's shares include 7,150 shares held in the ESOP/PAYSOP and PSP/CAP plans.

(5) Mr. Kellogg's shares include 100,000 shares held by his wife;
100,000 shares held by a Trust, of which he is a trustee; and 499,500 shares held by IAT Reinsurance Syndicate Ltd., a Bermuda corporation, of which he is the sole holder of the voting stock.

(6) Mr. McElveen's shares include 2,000 shares owned by his wife; 5,030 shares owned by his children; 8,934 shares of restricted stock; and 69 of the 115 shares held in the ESOP/PAYSOP and

PSP/CAP plans, in which he is 60% vested.

(7) Mr. Morgan's shares include 86 shares owned by his wife, 274 shares owned by his children, 7,000 shares of restricted stock, and 205 shares held in the ESOP/PAYSOP and PSP/CAP plans.

(8) This shareholder has dispositive power with respect to these shares, and voting power only as to shares not allocated to participants' accounts. The address of this holder is: One NationsBank Plaza, Charlotte, North Carolina 28255-0001.

(9) Mr. Pearson's shares include 1,502 shares of restricted stock and 147 shares held in the ESOP/PAYSOP and PSP/CAP plans.

(10) Mr.   Pechter's  shares  include  10,000  shares  issuable  under currently exercisable stock options.

(11) Mr. Ruff's shares include 2,334 shares of restricted stock; 18,500 shares issuable under currently exercisable stock options; 112 shares issuable upon conversion of the Company's Debentures, owned by his mother; and 6,068 shares held in the ESOP/PAYSOP and PSP/CAP plans.


(12) Mr. Thomas' shares include the following: 12,439 shares of restricted stock; 15,000 shares issuable under currently exercisable stock options; and 3,914 shares held in the ESOP/PAYSOP and PSP/CAP plans.

(13) Shares of all directors, nominees for director and executive officers as a group include 68,567 shares issuable under currently exercisable stock options, 59,480 shares of restricted stock, and 26,443 shares held in the ESOP/PAYSOP and PSP/CAP plans.

                            Election of Directors

At the annual meeting, ten directors are to be elected to serve until the next annual meeting and until their successors are elected and qualified. It is the intention of the persons named in the proxy to vote for the persons named as directors for the ensuing year. Should any nominee be unable to serve (which is not anticipated), the proxy will be voted for the election of such other person as shall be designated by the Board of Directors.

Information with respect to each current director and nominee, including biographical data for at least the last five years, is set forth below:

Claude S. Abernethy, Jr.

Mr. Abernethy, age 67, was elected a director of the Company in June, 1985. He was a director of Interstate/Johnson Lane Corporation, the Company's wholly owned subsidiary, ("IJL Corporation") from 1953 to 1987 and has been a Senior Vice President since 1963. He has been affiliated with IJL Corporation since 1951. Mr. Abernethy is also a director of Air Transportation Holding Company, an air freight company.

Parks H. Dalton

Mr. Dalton, age 65, was a director of IJL Corporation from 1985 until his retirement in 1988. He also served as Chief Executive Officer of IJL Corporation (then Interstate Securities Corporation) from 1968 to 1988, President from 1968 to 1983, and Chairman from 1983 to 1988. In November, 1990, he was re-elected Chairman and Chief Executive Officer of IJL Corporation. Mr. Dalton served as Chairman of the Company from 1985 until his retirement in 1988, and as Chief Executive Officer from 1985 to 1986. He was re-elected as a director of the Company in July, 1990 and as Chairman and Chief Executive Officer of the Company in September, 1990. He served as Chief Executive Officer from September, 1990, until October, 1994, and still serves as Chairman. Mr. Dalton is also a director of ISC Realty Corporation, which is managing general partner of The Carolinas Real Estate Fund, Marketplace Income Properties,

Atlantic Income Properties Limited Partnership, Interstate Land Investors I Limited Partnership, and Interstate Land Investors II Limited Partnership; all publicly held real estate investment partnerships.

John B. Ellis

Mr. Ellis, age 70, retired in 1986 as Senior Vice President-Finance and Treasurer from Genuine Parts Company, a national distributor of automotive replacement parts, and continues to serve as a director of that firm. Mr. Ellis is also a director of Flowers Industries, Inc., Hughes Supply Inc., Integrity Music, Inc., Intermet Corp., Oxford Industries, Inc. and UAP, Inc.

W. Clay Hamner

Mr. Hamner, age 49, has been Chairman and Chief Executive Officer of Montrose Capital Corporation, a privately held investment corporation, since 1980. Mr. Hamner is a director of Vista Resources Inc., and Wendy's International, Inc.

Peter R. Kellogg

Mr. Kellogg, age 52, was elected a director of the Company in October, 1989. Mr. Kellogg is Senior Managing Director and Chief Executive Officer of the investment firm of Spear, Leeds & Kellogg ("SLK"), having joined them in 1967. Mr. Kellogg is also the Chairman of IAT Reinsurance Syndicate Ltd. Troster Singer Corp., a division of SLK, provides execution services to the Company on certain transactions in over-the-counter securities.

James H. Morgan

Mr. Morgan, age 47, served as Vice President of the Company from 1987 to 1989, and was a director and Senior Vice President of IJL Corporation in various research, equity marketing and investment policy roles from 1986 to 1989. From July 1989 to September 1990, Mr. Morgan was President of Morgan Investments, Inc., a privately owned and operated investment advisory business. Mr. Morgan was elected President and Chief Operating Officer of both the Company and IJL Corporation in September, 1990, and as a director of both in October, 1990. He served as Chief Operating Officer from September, 1990 until October, 1994, when he was elected President and Chief Executive Officer, positions in which he currently serves.

Dudley G. Pearson

Mr. Pearson, age 51, is a Senior Vice President, Regional Manager and Branch Manager of IJL Corporation's Atlanta Monarch office, having joined IJL
Corporation in January, 1987. Prior to that time, Mr. Pearson was a registered sales representative with Morgan Keegan & Company, Inc. from 1983 to 1986.


Richard S. Pechter

Mr. Pechter, age 49, was elected a director of the Company in June, 1985. Since 1979, he has been a director of Donaldson, Lufkin & Jenrette, Inc. ("DLJ"), an independently operated investment firm owned by the Equitable Life Assurance Society of the United States. From 1975 to 1984, Mr. Pechter was Executive Vice President of DLJ. From 1984 to 1987, he was President & Chief Operating Officer of the Financial Services Group of DLJ. Mr. Pechter was elected Chairman of the Financial Services Group in 1987 and still serves in such capacity. DLJ provides execution services to the Company on certain options exchanges. Mr. Pechter is also a director of Depository Trust Company.

Edward C. Ruff

Mr. Ruff, age 55, was elected a director of the Company in 1988 and has served as its Chief Financial Officer since 1985. He has been a director, Senior Vice President and Chief Financial Officer of IJL Corporation since he joined that firm in 1976. Mr. Ruff is also a director of ISC Realty Corporation, which is the managing general partner of The Carolinas Real Estate Fund, Marketplace Income Properties, Atlantic Income Properties Limited Partnership, Interstate Land Investors I Limited Partnership and Interstate Land Investors II Limited Partnership, all publicly held real estate investment partnerships.

Grady G. Thomas, Jr.

Mr. Thomas, age 51, was elected a director of the Company in November, 1988. He joined IJL Corporation in 1977, was elected Senior Vice President in 1978 and served as a director from 1987 to 1991. Mr. Thomas is responsible for specialized institutional products and is Manager of The Interstate Group, a division of IJL Corporation.



                                       Meetings and Committees
Board of Directors

During the fiscal year ended September 30, 1994, there were four meetings of the Company's Board of Directors.

Audit Committee

Messrs. Hamner, Kellogg and Pechter served as the members of the Audit Committee during the fiscal year ended September 30, 1994. The principal functions of this Committee are to review the Company's internal controls and confer with the Company's independent public accountants concerning the scope and results of their audit and any recommendations they may have, and to consider such other matters relating to auditing and accounting as the Committee may deem appropriate. During the fiscal year ended September 30, 1994, the Audit Committee held three meetings.

Compensation Committee

Messrs. Ellis, Kellogg and Pechter served as the members of the Compensation Committee during the fiscal year ended September 30, 1994. The principal function of this Committee is to review and approve the compensation of the executive officers of the Company. During the fiscal year ended September 30, 1994, the Compensation Committee held two meetings.

Incentive Stock Option Plan Committee

Messrs. Abernethy, Kellogg and Pechter served as the administrative committee for the Company's 1985 Incentive Stock Option Plan during the fiscal year ended September 30, 1994. The principal function of this Committee is to determine the employees of the Company who will receive options and stock appreciation rights under the 1985 Incentive Stock Option Plan. During the fiscal year ended September 30, 1994, the ISO Committee held no meetings.

Non-Qualified Stock Option Plan

Messrs. Kellogg and Pechter served as the administrative committee for the Company's 1985 Non-Qualified Stock Option Plan during the fiscal year ended September 30, 1994. The principal function of this Committee is to determine who will receive options and/or stock appreciation rights under the Company's 1985 Non-Qualified Stock Option Plan. During the fiscal year ended September 30, 1994, the NQSO Committee held no meetings.

Stock Award Plan Committee

Messrs. Kellogg and Pechter served as the administrative committee for the Company's 1987 Stock Award Plan, as amended and restated, during the fiscal year ended September 30, 1994. The principal function of this Committee is to determine who will receive options, restricted stock, and/or stock appreciation rights under the Company's 1987 Stock Award Plan. During the fiscal year ended September 30, 1994, the Stock Award Committee held two meetings.

Nominating Committee

Messrs. Dalton, Kellogg and Ellis served as the members of the Nominating Committee during the fiscal year ended September 30, 1994. The principal function of this Committee is to nominate directors for the Board of Directors of the Company. During the fiscal year ended September 30, 1994, the Nominating Committee held no meetings.

                           Executive Compensation

The following table sets forth information concerning the compensation during the last three fiscal years of the Company's Chief Executive Officer at September 30, 1994, and each of its four other most highly compensated executive officers (the "named executive officers"):


                                            Summary Compensation Table (7)
                                                      Annual Compensation

                                 Yr.End                                                    Other Annual     All Other
 Executive Officer                9/30      Salary                        Bonus            Compensation    Compensation
                                                         Cash       Stock        Total       (4) (5)         (5) (6)
                                                                   (2) (3)
                                $         $           $           $           $           $
 Parks H. Dalton                  1994       150,000       50,000          0      50,000              0       3,528
    Chairman and                  1993       150,000      175,000          0     175,000              0       3,820
    Chief Executive Officer       1992        75,000      125,000          0     125,000             --           --

 James H. Morgan (1)              1994       200,000      297,500     52,500     350,000              0       3,528
    President and                 1993       200,000      540,000    135,000     675,000          9,608       3,820
    Chief Operating Officer       1992       190,000      296,250    174,750     471,000             --           --

 Edward C. Ruff                   1994       150,000      157,500     17,505     175,005              0       3,528
    Chief Financial Officer       1993       150,000      255,000     45,000     300,000          5,677       3,820
                                  1992       140,000      170,000          0     170,000             --           --

 Edwin A. Dalrymple               1994       135,000      180,000     20,003     200,003              0       3,528
    Sr. VP - IJL Corporation      1993       135,000      255,000     45,000     300,000         10,690       3,820
       Retail Division            1992       125,000      132,500      7,000     139,500             --           --

 George A. McElveen, III          1994       180,000      113,000      7,005     120,005              0       3,528
    Chmn. and CEO - Sovereign     1993       180,000      315,000     55,000     370,000          5,409       3,820
          Capital Management,     1992       130,000      127,500     99,503     227,003             --           --
          Inc.
    Sr. VP - IJL Corporation

(1) Mr. Morgan was elected Chief Executive Officer subsequent to the close of the 1994 fiscal year.

(2) In fiscal 1994, 1993 and 1992, the named executive officers were awarded 12,935 shares, 33,900 shares, and 39,578 shares, respectively, of Company stock restricted for one year and bearing the rights to dividends, if any. Also included in fiscal 1992 totals was an award of 8,000 shares restricted for four years, also bearing the right to dividends.

(3) Aggregate restricted shareholdings and their respective values at September 30, 1994, for each of the named executive officers were as follows: Mr. Dalton, 2,058 shares, $16,207; Mr. Morgan, 15,661 shares, $123,330; Mr. Ruff, 6,147 shares, $48,408; Mr. Dalrymple, 7,278 shares, $57,314; and Mr. McElveen, 14,838 shares, $116,849.

(4) Amounts reported herein reflect the price discount on stock deemed purchased as of September 30, 1993, by the named executive officers under the Company's 1992-1993 Employee Deferred Stock
Purchase Program, which shares will be issued on or about September 30, 1995.

(5) In accordance with the transitional provisions of the rules on executive officer compensation adopted by the Securities and Exchange Commission, amounts otherwise reportable in these columns are excluded for the Company's 1992 fiscal year.

(6) Amounts reported herein reflect allocations of contributions by the Company to the defined contribution plans enumerated on pages 7 and 8 of this proxy statement.

(7) There were no awards or payoffs of long-term compensation as defined in Item 402(b)(2)(iv) of Regulation S-K under the Securities Exchange Act of 1934.


Stock Options

                  Option/SAR Grants in The Last Fiscal Year
No options or stock appreciation rights were granted to any of the named executive officers during the fiscal year ended September 30, 1994.

                           Aggregate Option/SAR Exercises During Fiscal Year 1994
                                           and September 30, 1994 Options/SAR Values
                                                            Number of Unexercised        *Value of Unexercised
                                      Option                   Options/SARs at           In-The-Money Options/
                                    Exercises                      Fiscal Year-         SARs at Fiscal Year-End
                                                                  End
                              Shares          Value
                             Acquired       Realized     Exercisable   Unexercisable    Exercisable   Unexercisable
 Executive Officer              (#)            ($)            (#)          (#)             ($)            ($)


 Edward C. Ruff                  0              0          18,500            0           $14,063           0
 Edwin A. Dalrymple            1,681         $8,405           0              0              0              0

*Based on the difference between the exercise price of the options and the closing price of the Company's common stock on The New York Stock Exchange at September 30, 1994.


             Long-Term Incentive Plans - Awards in Last Fiscal Year
No long-term incentive awards were granted to any of the named executive officers with respect to the fiscal year ended September 30, 1994.

Compensation of Directors

The Company has adopted a policy of paying directors who are not employees of the Company an annual retainer of $10,000, plus $1,000 and reimbursement of reasonable expenses for each directors' meeting attended, and $1,000, plus expenses, for each committee meeting not held in conjunction with a directors' meeting. Non-salaried employees receive $1,000 per meeting, plus expenses. Assuming the Amendment to the Restated Plan is approved by the shareholders at the annual meeting, the Company intends to pay the annual retainer portion of these fees in Restricted Stock. The Company anticipates that the Board of Directors will continue to meet quarterly.

Profit Sharing and Capital Accumulation Plan and Trust

          The Company maintains the PSP/CAP, which provides for participant contributions on a pretax compensation reduction basis (a 401(k) arrangement). To participate, an employee must have at least 1,000 hours of service per year. An employee meeting the standards of service required under the plan may elect to defer receipt of a percentage of his annual compensation not to exceed the maximum permitted under Section 402 of the Internal Revenue Code of 1986, as amended, in a calendar year ($9,240 for 1994), and contribute that amount to the Capital Accumulation Plan. The employee's deferrals are fully vested at all times.

The  Company  may,  at  its  discretion, match employee contributions, up to three percent of covered compensation. A participant's interest in the Company's matching contributions vests over five years. This interest also becomes fully vested upon retirement at age 65, early retirement (age 62 w i th ten years of service), death or total disability. Additional discretionary contributions may be made annually by the Company and are allocated among participating employees at the end of each fiscal year on the basis of their relative eligible compensation.

Employee Stock Ownership (ESOP) and PAYSOP Plan and Trust

          The Company maintains an ESOP/PAYSOP, to which it may make annual contributions of cash, securities of the Company or other property for the benefit of participating employees. The eligibility and vesting provisions and administration responsibilities of the ESOP/PAYSOP are the same as those which apply to the Profit Sharing and Capital Accumulation Plan and Trust. Cash contributions to the ESOP/PAYSOP have been primarily invested in the Company's Common Stock and are allocated among participating employees at the end of each fiscal year on the basis of their relative eligible compensation.

Related Transactions

From time to time, directors and executive officers of the Company may borrow money from IJL Corporation through margin accounts. These loans are made in the normal course of IJL Corporation's business as a broker-dealer, are made on substantially the same terms and conditions, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons, and do not involve more than the normal risks of credit or present other unfavorable features.

Compensation Committee Report

The Compensation Committee establishes base salaries for the Company's executive officers at the beginning of the fiscal year upon the subjective recommendation of the chief executive officer. Salary levels are intended to reflect responsibilities in one or more of the Company's operating units and to be competitive with positions of similar responsibility in other comparable investment and financial services organizations, whether publicly owned or privately held, some of which may be included in the Peer Group Index. Compensation surveys by independent third parties, industry associations and ad hoc conference groups, as well as published proxy data for firms of comparable size and scope, all serve as resources to the chief executive and to this Committee in its deliberations.

Annual bonuses for executive officers are discretionary, not contractual. Messrs. Dalrymple and McElveen are compensated in part from the contributions of the respective business units that they direct. They, the other named executive officers, and certain additional senior management personnel also participate in a corporate bonus pool which is based on the Company's annual pretax return on beginning equity (ROBE), after giving effect to such bonuses. The specifics of the corporate bonus pool formula vary from year to year. For fiscal 1994 it provided for a bonus pool in an amount equal to 3/4% of pretax profits (before giving effect to such bonuses) at a 3% ROBE, up to a maximum 10% of pretax profits when a 36% or greater ROBE was achieved. In fiscal 1994 the pretax ROBE was 22.0%, and total funds available from the corporate pool were $855,000, of which $645,000 was allocated in cash and stock among the named executive officers on the basis of subjective recommendations to the Committee by the chief executive officer.

The Company encourages ownership of its own stock by all employees, especially its senior management group. To that end, upon recommendation of the chief executive officer, portions of the other named executive officers' discretionary annual bonuses, ranging from 6% to 15%, and totaling $97,000, have been awarded in the Company's Common Stock that is restricted for one year as enumerated in the Summary Compensation Table. Current ownership levels, among other non-quantifiable factors, were taken into consideration in stipulating the percentages for each individual.

In  assessing  total  1994  compensation  for  the  named executive officers
relative   to  the  Company's  performance,  the  Committee  considered  the following factors:

(bullet) Compensation paid to senior executives of other regional full-service securities firms (including but not limited to some firms in the Peer Group Index), as disclosed in proxy statements, relative to various financial characteristics of those firms such as revenues, net income, and return on equity.

(bullet) Positive trends in Company performance during the four-year tenure of the chief executive officer and chief operating officer as evidenced by the supplemental graph provided herein in addition to the required five-year performance graph.

(bullet) Operating results in all areas of the Company, except the Fixed Income Division, compared favorably to the record performance of fiscal 1993.

Mr. Dalton's compensation as chairman and chief executive officer has been significantly less -- both as to base salary and discretionary bonus -- than would be expected relative to his peers in other similarly situated firms and relative to the other named individuals in the compensation table, because he had delegated many of the functions normally associated with a chief executive to Mr. Morgan, who had day-to-day operating responsibility for all the major business elements of the Company, and was elected Chief Executive Officer on October 25, 1994.

In 1993 the Internal Revenue Code was amended by Section 162(m) to limit deductions for compensation in excess of $1 million paid to named executive officers of public companies. The Committee has not yet determined whether the corporate bonus pool or other compensation plans will be revised to ensure deductibility of all compensation.

                          Compensation Committee:
                                  John B. Ellis
                                  Peter R. Kellogg
                                  Richard S. Pechter

Compensation Committee Interlocks and Insider Participation

As indicated above, Messrs. Ellis, Kellogg and Pechter serve as members of the Compensation Committee. Mr. Pechter is Chairman of the Financial Services Group of DLJ, which provides execution services to the Company on certain option exchanges. Mr. Kellogg is Senior Partner and Chief Executive Officer of SLK, which, through its Troster Singer Division, provides execution services to the Company on certain transactions in over-the-counter securities.


                          Stock Performance Graphs

The following graphs compare the five-year and four-year cumulative total returns on shares of the Company's Common Stock with the cumulative total return of the S&P 500 Index and a Peer Group Index comprised of eleven comparable regional securities firms. The five-year graph is mandated by the SEC and assumes that $100 was invested on September 30, 1989, in the Company's common stock and each of the other indexes, and that all dividends were reinvested. The four-year graph assumes that $100 was invested on September 30, 1990, under the same set of assumptions; the period included in this graph closely approximates the tenure of the Company's two senior executives.

The Peer Group Index, which is weighted by market values, includes the following firms:

Advest Group, Inc.                         Piper Jaffray Companies, Inc.
First Albany Companies, Inc.               Rodman & Renshaw Capital Group, Inc.
Inter-Regional Financial Group, Inc.       Scott & Stringfellow Financial, Inc.
Legg Mason, Inc.                           Southwest Securities Group, Inc.
McDonald & Company Investments, Inc.       Stifel Financial Corp.
Morgan Keegan, Inc.

                 COMPARATIVE FIVE-YEAR TOTAL RETURNS

          (Comparative Five-Year Total Returns graph appears here)

Interstate/Johnson Lane   $100.00      $45.76        $52.54          $83.05     $135.59         $107.84
S&P 500                   $100.00      $88.83       $116.59         $129.57     $146.63         $151.26
Peer Group                $100.00      $68.28       $141.01         $160.92     $255.16         $200.59

                 COMPARATIVE FOUR-YEAR* TOTAL RETURNS

           (Comparative Four-Year Total Returns graph appears here)

Interstate/Johnson Lane    $100.00     $114.82       $181.48         $296.30       $235.66
S&P 500                    $100.00     $131.26       $146.07         $165.08       $170.28
Peer Group                 $100.00     $206.53       $235.68         $373.71       $293.78

* Approximate tenure of the Company's two executives.

                    AMENDMENT TO 1987 STOCK AWARD PLAN

         The Board of Directors of the Company, subject to shareholder approval, has approved certain amendments to the Interstate/Johnson Lane, Inc. Restated Stock Award Plan, as adopted on October 19, 1987, and thereafter amended and restated (the "Restated Plan"), (i) to increase the number of shares of Common Stock that may be issued under the Restated Plan by an additional 800,000, from 1,000,000 to 1,800,000, and (ii) to permit directors of the Company who are not employees ("Outside Directors") to elect to receive Restricted Shares (as defined below) under the Restated Plan on terms described below in lieu of the annual retainer for services rendered as members of the Board of Directors of the Company (collectively, the "Amendment").

         The purpose of the Restated Plan generally is to secure for the Company and its shareholders the benefits of the incentive inherent in Common Stock ownership by the employees of the Company and Outside Directors who are largely responsible for the Company's future growth and financial success, and to afford such persons the opportunity to obtain or increase a proprietary interest in the Company on a favorable basis and, thereby, have an opportunity to share in its success. A copy of the Restated Plan is attached to this proxy statement as Exhibit A, and the following description is qualified in its entirety by reference thereto.

         The Restated Plan will be administered, with respect to grants and awards to employees hereunder, by a committee of the Board of Directors (the "Stock Award Committee"). The Stock Award Committee will consist of not less than two persons who shall be members of the Board and who shall be "disinterested persons" within the meaning of Rule 16b-3 promulgated under the Securities Exchange Act of 1934, as amended (the "Act").

         The Stock Award Committee shall select from among the approximately 1,100 officers and employees of the Company those persons to whom awards shall be made. In making its selections, the Stock Award Committee shall take into account the nature of services rendered by such persons, commissions or other compensation earned, the capacity of such persons to contribute to the success of the Company and other factors in the discretion of the Stock Award Committee. The maximum number of shares of Common Stock that may be issued under the Restated Plan and the number of shares reserved for issuance thereunder is 1,800,000 (subject to adjustment in certain events, including changes in capitalization). The shares may be authorized and unissued shares or treasury shares.

         Three types of benefits may be granted under the plan:
nonstatutory stock options ("SAP Options"), stock appreciation rights ("SARs") and restricted shares ("Restricted Shares"). SAP Options may not be granted at an exercise price which is less than fair market value on the date of grant. The Stock Award Committee, subject to the provisions of the Restated Plan, determines which employees will receive SAP Options, SARs and Restricted Shares and the terms and conditions of such awards.

Nonstatutory Stock Options

         A nonstatutory stock option granted under the Restated Plan entitles the participant to purchase shares of Common Stock at an exercise price determined by the Stock Award Committee (but not less than the fair market value of the shares on the date of grant). As of November 30, 1994, the closing price for the Company's Common Stock on the New York Stock Exchange was $8.00 per share.

         Each SAP Option will be evidenced by an SAP Option agreement containing such terms and conditions consistent with the Restated Plan as are approved by the Stock Award Committee. SAP Option agreements may provide for the exercise of SAP Options in whole or in part from time to time during the term of the SAP Option or in such installments and at such times as the Stock Award Committee may determine. The SAP Options are not designed or intended to be "incentive stock options" under Section 422 of the Code. The maximum term of each SAP Option will not exceed ten years and one month from the date of grant.

         An SAP Option shall terminate and may not be exercised if the participant to whom it is granted ceases to be employed by the Company or its subsidiary, except that the SAP Option agreement may, at the discretion of the Stock Award Committee, provide for exercisability for up to one year following termination in certain cases, such as disability or death. Each SAP Option agreement may also provide for acceleration of exercisability in the event of retirement, death or disability or in the event of an extraordinary corporate event, such as a change in control of the Company or the commencement of a tender offer to acquire all or part of the Company's outstanding Common Stock.

         Any SAP Options granted under the Restated Plan are nontransferable and nonassignable by the optionee other than by will or the laws of descent and distribution and are exercisable during his lifetime only by him. No SAP Option may be exercised after the expiration of its term. The SAP Option exercise price is payable in full upon exercise of an SAP Option and, subject to the terms of the SAP Option agreement, may be paid in cash or by tendering shares of the Company's Common Stock already owned by the optionee. Any proceeds received by the Company from the sale of Common Stock on the exercise of SAP Options shall be used for general corporate purposes.

         The number of shares of Common Stock covered by each outstanding SAP Option, the number of shares of Common Stock to which each SAR relates, and the per share exercise price under each outstanding SAP Option shall be adjusted upon the occurrence of certain events involving a recapitalization or reorganization of the Company.

Stock Appreciation Rights

         The Stock Award Committee may grant SARs to any participant granted SAP Options under the Restated Plan. Each SAR will be evidenced by an SAR agreement containing such terms and conditions consistent with the Restated Plan as are approved by the Stock Award Committee. The Stock Award Committee will grant SARs based on consideration of the circumstances of the participant and generally will grant SARs only in those instances where failure to do so might, in the sole discretion of the Stock Award Committee, make exercise of an SAP Option significantly burdensome to the participant. An SAR may be satisfied in cash or in shares of Common Stock as determined by the Stock Award Committee. The SAR agreement may limit the maximum amount of appreciation taken into account under an SAR. An SAR may be exercised only to the extent that a related SAP Option is exercisable. The exercise of an SAR shall result in the termination of the related SAP Option with respect to the number of shares covered by the exercise. If an SAR is exercised, the number of shares that may be issued under the Restated Plan will be reduced by the number of shares covered by the related SAP Option or portion thereof that is terminated by the exercise of the SAR.

         The SAR agreement shall also provide, among other things, that no SAR shall be exercisable during the first six months after the date of grant and that no SAR may be exercised on a date on which the fair market value of the Common Stock is less than or equal to the exercise price per share of the related SAP Option.

Restricted Shares

         The Stock Award Committee may also award Restricted Shares of Common Stock to any employee participant in the Restated Plan. Each employee awarded Restricted Shares must enter into a restricted stock agreement containing such terms and conditions as are permitted by the Restated Plan and as may be approved by the Stock Award Committee. Such conditions may include the deferral of a percentage of the employee's annual cash compensation, not including dividends payable on Restricted Shares, if any, to be applied toward the purchase of Restricted Shares upon such terms and conditions, including discounts, as may be set forth in the restricted stock agreement. Restricted Shares awarded to a participant may not be transferred or encumbered during a restriction period beginning on the date of the award and ending on such later date as may be designated by the Stock Award Committee at the time of the award.

         Each employee who is awarded Restricted Shares may, but need not, be issued a stock certificate for the Restricted Shares upon expiration of the restriction period. In no event will the restriction period end prior to the payment by the employee to the Company of the amount of any federal, state or local income or employment tax withholding that may be required with respect to the Restricted Shares. During the restriction period, the participant will otherwise have all the rights and privileges of a shareholder, including the right to receive dividends and the right to vote the Restricted Shares.

         Upon termination of a participant's employment with the Company or its subsidiary before the end of the applicable restriction period, all of the Restricted Shares will be forfeited and all of the participant's rights to the Restricted Shares or any related compensation deferral will terminate, except that the restricted stock agreement may, at the discretion of the Stock Award Committee, provide that the participant's Restricted Shares or any related compensation deferral will not be forfeited in whole or in part: (i) if such participant's employment is terminated for any reason other than conduct that involves dishonesty or action detrimental to the Company; (ii) if the participant's employment is terminated by reason of total and permanent disability; or (iii) if the participant dies while employed by the Company. Upon the forfeiture (in whole or in part) of Restricted Shares, provided that the forfeiting employee shall have received no dividends or other benefits of ownership from the forfeited shares, the shares of Common Stock forfeited shall be available again for grant under the plan. For purposes of the preceding sentence, voting rights shall not be deemed a benefit of ownership.

         If any change is made in the Common Stock by reason of any merger, consolidation, reorganization, recapitalization, stock dividend, split up, combination of shares, exchange of shares, change in corporate structure, or otherwise, any shares received by a participant with respect to Restricted Shares shall be subject to the same restrictions applicable to such Restricted Shares and the certificates representing such shares shall be deposited with the Company until the end of the restriction period.

         Restricted Shares in Lieu of Directors' Annual Retainer. Under the Amendment as proposed, each Outside Director shall receive Restricted Shares under the Restated Plan in lieu of the annual cash retainer that would otherwise be payable to such Outside Director in consideration of the services rendered in his capacity as a member of the Board of Directors of the Company. On the date on which such annual retainer would have been payable, the director shall receive Restricted Shares equal in number to the amount of such annual retainer divided by the closing price of the Common Stock on such date. Such Restricted Shares shall not be sold, transferred, pledged, assigned or in any manner disposed of for or during the six month period following the date such Restricted Shares are awarded and any director who is awarded Restricted Shares shall not be entitled to delivery of stock certificates representing such Restricted Shares until the expiration of such restriction period. Such Restricted Shares shall also be subject to the terms and conditions generally applicable to Restricted Shares as outlined above, except that there shall be no forfeiture of shares in the event of termination of an Outside Director's service as a member of the Board. Currently there are four Outside Directors eligible to receive Restricted Shares pursuant to the proposed Amendment.

Amendment; Termination

         The Board of Directors of the Company may amend the Restated Plan at any time, except that the Board may not, without the approval of the shareholders, increase the maximum number of shares which may be issued under the Restated Plan, and (ii) the Board may not amend more than once every six months (other than to comply with changes in certain regulations) any of the provisions of the Restated Plan relating to the automatic grant of Restricted Shares to Outside Directors in lieu of their annual retainer. In addition, the Board may not alter or impair any benefit previously granted under the

Restated Plan without the consent of the person to whom the benefit was granted.

         The Board of Directors may terminate or suspend the Restated Plan at any time.

         As of November 30, 1994, 158,592 SAP Options, and 653,539 Restricted Shares had been granted over the life of the Restated Plan, of which 20,445 and 465,669, respectively, are currently outstanding. Without regard to the Amendment, but taking into account prior exercises, deliveries and other dispositions, 72,400 shares are available for future awards. No SARs have been granted under the Restated Plan. Set forth below, except as otherwise indicated, is information with respect to Restricted Shares granted during the current fiscal year ending September 30, 1995, to the officers named in the Summary Compensation Table and other specified groups under the Restated Plan. No SAP Options or SARs have been granted to date in the current fiscal year ending September 30, 1995, under the Restated Plan.

                                      New Plan Benefits
                     Interstate/Johnson Lane, Inc. Restated Stock Award Plan


            Name and Position                                       Dollar Value ($)          No. of Units

            Parks H. Dalton                                                    0                      0
              Chairman & Chief Executive Officer
            James H. Morgan                                              $52,500  (1)             7,000
              President & Chief Operating Officer

            Edward C. Ruff                                               $17,505  (1)             2,334
              Chief Financial Officer
            Edwin A. Dalrymple                                           $20,003  (1)             2,667
              Sr. VP - IJL Corporation Retail Division
            George A. McElveen, III                                       $7,005  (1)               934

              Chmn. & CEO - Sovereign Capital Mgt., Inc.
              Sr. VP - IJL Corporation
            All current executive officers as a group                   $112,499  (1)            15,628
            All current non-officer directors as a group                 $40,000  (2)             5,000   (2)
            All current non-executive officer employees
                 as a group                                             $823,034  (1)(3)        111,313   (3)


(1) Based on the closing price of $7.50 per share as of the October 26, 1994, grant date for the Restricted Shares granted under the Restated Plan, as indicated in the applicable restricted stock agreement. At November 30, 1994, the closing price of the Common Stock on the composite tape of the New York Stock Exchange ("NYSE") was $8.00 per share.


(2) No Restricted Shares were granted to non-officer directors under the Restated Plan in fiscal year 1994. The information provided in the foregoing table, therefore, reflects the maximum number of Restricted Shares that could have been granted to the Outside Directors as a group had the Restated Plan, as proposed to be amended, been in effect in fiscal year 1994. The dollar value for such Restricted Shares is an assumed value based as the closing price for the Common Stock on the composite tape of the NYSE at November 30, 1994 of $8.00 per share.


(3) Such amount includes 4,641 shares granted to directors of the Company in the current fiscal year ending September 30, 1995, who are employed by the Company or a subsidiary thereof, but who are not executive officers.

Federal Income Tax Consequences

         SAP Options. No federal taxable income will be recognized by the employee upon the grant of an SAP Option. The employee will, however, recognize ordinary income in the year in which the SAP Option is exercised in the amount by which the fair market value of the purchased shares on the date of exercise exceeds the SAP Option exercise price. Employees who are officers, directors or otherwise deemed to be affiliates of the Company and are thereby subject to liability under the insider trading rules of Section 16(b) of the Act ("16(b) Optionees"), are not deemed to realize the ordinary income attributable to exercise until the occurrence of both an exercise and the expiration of six months after the date of grant of the SAP Option (the "Realization Date"). The amount of ordinary income to be recognized by 16(b) Optionees will equal the excess of the fair market value at the Realization Date of the Company's shares so purchased over the SAP Option exercise price, unless the 16(b) Optionee files a written election with the IRS and the Company pursuant to Section 83(b) of the Code within thirty days after exercise to have the ordinary income attributable to exercise realized as of the exercise date.

         The fair market value of the shares on the date of exercise (or, in the case of 16(b) Optionees who do not make an 83(b) election, on the Realization Date) will constitute the tax basis thereof for computing gain or loss on any subsequent sale. The Company will be entitled to a business expense deduction for the Company's taxable year during which the SAP Option is exercised equal to the amount of ordinary income recognized by the participant. In the case of 16(b) Optionees, the Company's deduction will be for the Company's taxable year that includes the last day of the employee's taxable year in which the employee recognizes income as a result of the exercise of the SAP Option. The income recognized by the optionee will be treated as compensation income and will be subject to federal and state income and employment tax withholding by the Company. Treasury regulations condition the Company's deduction on the Company's fulfilling the employee withholding requirements with respect to the recognition of income by the employee. The optionee must recognize ordinary income at the time of exercise (or, in the case of 16(b) Optionees who do not make an 83(b) election, on the Realization Date), even if the optionee continues to hold the shares until a later date. Additional gain or loss shall be recognized by the optionee upon the subsequent disposition of the shares.

         If the SAP Option price under any SAP Option is paid in the form of shares of Common Stock previously acquired either upon the exercise of SAP Options or through open-market purchases, then the optionee will not recognize any taxable income to the extent that the shares of Common Stock received upon the exercise of the SAP Option equal the number of shares of Common Stock delivered in payment of the SAP Option price. For federal income tax purposes, these newly-acquired shares will have the same basis and holding period as the delivered shares. Any additional shares of Common Stock received upon the exercise of the SAP Option will, in general, have to be reported as ordinary income for the year of exercise in an amount equal to the fair market value of such shares at the date of exercise. These additional shares will have a tax basis equal to such fair market value, and their holding period will, in general, be measured from their date of transfer to the optionee.

         Stock Appreciation Rights. An employee will not recognize income for federal income tax purposes at the time of the grant to him of a stock appreciation right. Upon exercise of a stock appreciation right, an amount equal to the cash received by the employee is taxable to the employee as ordinary income in the year of receipt. If an employee receives property other than cash upon the exercise of a stock appreciation right, an amount equal to the value of the property is taxable to him at the time that the property is not subject to a substantial risk of forfeiture, or is transferable. The Company is entitled to a deduction for federal income tax purposes in the amount income is includible in the gross income of the employee. In most cases, the Company's deduction will be for its taxable year that includes the date the participant recognizes income. The Company shall withhold federal, state, and local income and employment taxes from amounts paid upon the exercise of a stock appreciation right. Treasury regulations condition the Company's deduction on the Company's fulfilling the employee withholding requirements with respect to the recognition of income by the employee.

         Restricted Shares. An employee generally will recognize no income for federal income tax purposes at the time Restricted Shares are awarded to him and will not recognize income during the restriction period. An amount equal to the fair market value of Restricted Shares, at the time the restrictions lapse, generally is includible in gross income of the employee for federal and state income and employment tax purposes for the year in which the restrictions lapse. Gain or loss will be realized by the employee upon disposition of Restricted Shares after the restrictions lapse. The employee's holding period for the Restricted Shares will begin at the time just after the restrictions lapse, or just after the stock is transferred to the employee, whichever event results in inclusion of income. The employee's basis in the Restricted Shares is equal to the amount includible in the gross income of the employee.

         If the employee makes a special election under Section 83(b) of the Code, an award of Restricted Shares will result in taxable income to the employee upon the award of the Restricted Shares. Specifically, an employee may elect within 30 days of an award of Restricted Shares, by filing a statement with the IRS and the Company, to include in gross income the fair market value of the Restricted Shares on the date of the award. The fair market value for this purpose is determined without regard to the restrictions that will lapse after the end of any restriction period. If such an election is made and the employee subsequently forfeits the Restricted Shares, no loss will be recognized by the employee on account of the forfeiture of the Restricted Shares.

         The Company is entitled to a deduction in an amount equal to the income included in the gross income of the employee. The deduction is allowed for the taxable year of the Company that includes the last day of the employee's taxable year in which the employee recognizes income. The deduction is conditioned upon the Company's fulfilling its withholding responsibilities.

         Dividends received by the employee on the Restricted Shares prior to the lapse of the restrictions are taxed to the employee as compensation and are deductible by the Company. If, however, by virtue of the special
Section 83(b) election the value of the Restricted Shares is includible in the gross income of the employee before the restrictions lapse, dividends on such shares after the taxable event will be dividend income to the employee and will not be deductible by the Company. If an employee forfeits previously taxed Restricted Shares, the Company is required to include in income any deductions that it claimed with respect to the forfeited Restricted Shares.

         An Outside Director who receives Restricted Shares in lieu of the annual retainer generally will have income tax consequences comparable to those discussed above with respect to employees, except that withholding does not apply to such income. The Company's tax treatment also is comparable to that discussed above with respect to employees, except that withholding does not apply to such income.

Miscellaneous

         Except as stated above, the Restated Plan does not provide for any maximum number of shares which may be granted or optioned to any one participant. In view of the discretionary authority vested in the Stock Award Committee and the fact that there is no termination date for the plan, it is impossible to estimate the number of shares that will be granted or optioned to any individual or group of individuals over the life of the Restated Plan.

Approval by Shareholders

         Approval of the Amendment to the Restated Plan by the shareholders requires the affirmative vote of a majority of the outstanding shares entitled to vote. The Board of Directors believes that the Amendment will enhance the overall performance of the Company's employees and directors and, therefore, recommends that shareholders vote FOR approval of the Amendment.

Ratification of Appointment of Independent Auditors

The Board of Directors has selected Coopers & Lybrand L.L.P. as independent certified public accountants to examine the Company's financial statements for the fiscal year ending September 30, 1995. A representative of such firm is expected to attend the meeting, to respond to appropriate questions from shareholders present at the meeting and, if such representative desires, to make a statement.

The Board of Directors recommends that shareholders vote FOR ratification of the appointment of Coopers & Lybrand L.L.P. as the Company's independent accountants for the 1995 fiscal year.


                                            Other Matters

Matters to Be Presented

The Board of Directors of the Company knows of no matters which will be presented for consideration at the meeting other than those set forth in this proxy statement. However, if any other matters are properly presented for action, it is the intention of the persons named in the proxy to vote on them in accordance with their best judgment.

A quorum being present, directors will be elected by a plurality of the votes of the shares and all other matters will be decided by the affirmative vote of the majority of shares present in person or represented by proxy at the meeting and entitled to vote thereon. Abstentions will not be taken into account in the election of directors, but will effectively be counted as a vote against any other proposal. Broker non-votes will not be taken into account in either case.

Shareholder Proposals

Shareholder proposals relating to the Company's 1995 annual meeting of shareholders must be received by the Company no later than Friday, August 18, 1995. Shareholders should send their proposals to the attention of the Company's Secretary at its principal offices, P. O. Box 1012, Interstate Tower, Charlotte, North Carolina 28201-1012.

Solicitation

        The expense of preparing, printing and mailing the proxy statement to shareholders will be borne by the Company. In addition to soliciting proxies by mail, the Company may make requests for proxies by telephone or by personal solicitation by employees of the Company at nominal cost to the Company. W. F. Doring & Co. has been retained by the Company on behalf of the Board of Directors to assist in the solicitation of proxies from brokers and nominees for a fee of approximately $3,500 plus reimbursement of reasonable out-of-pocket expenses. The Company will also reimburse brokers, dealers, banks and other custodians, nominees and fiduciaries for their reasonable expenses in forwarding proxy solicitation materials to beneficial owners of the Company's Common Stock.


                                   The Board of Directors

                                   INTERSTATE/JOHNSON LANE, INC.

December 16, 1994

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

                                                              Exhibit A
                            INTERSTATE/JOHNSON LANE, INC.
                              RESTATED STOCK AWARD PLAN
                                   OCTOBER 25, 1994
                                       ARTICLE I
                        PURPOSE; EFFECTIVE DATE; DEFINITIONS

        1.1 Purpose. The Interstate/Johnson Lane, Inc. Restated Stock Award Plan ("Restated Plan"), is intended to secure for Interstate/Johnson Lane, Inc. and its shareholders the benefits of the incentive inherent in common stock ownership by the employees and outside directors of the Company who are largely responsible for the Company's future growth and continued financial success and to afford such persons the opportunity to obtain or increase a proprietary interest in the Company on a favorable basis and, thereby, to have an opportunity to share in its success.

        1.2 Effective Date. Subject to the approval of the Board, and of the Company's shareholders as provided in Section 7.9 below, this Restated Plan shall be effective on October 25, 1994. The original effective date of this Restated Plan was October 19, 1987; it was first amended on October 1, 1991; and it was subsequently restated as of October 27, 1992.

        1.3 Definitions. Throughout this Restated Plan, the following terms shall have the meanings respectively indicated:

                 (a) "Act" shall mean the Securities Exchange Act of 1934, as amended;

                 (b) "Benefits" shall mean any one or more of the following three awards that may be offered by the Committee to Employees under this Restated Plan:

                          (i)     Options,
                          (ii)    Stock Appreciation Rights, or
                          (iii)   Restricted Stock.

                 (c) "Board" shall mean the Board of Directors of Interstate/Johnson Lane, Inc.;

                 (d) "Code" shall mean the Internal Revenue Code of 1986, as amended, and any successor revenue laws of the United States.

                 (e) "Committee" shall mean any committee of directors of the Company designated by the Board to administer this Restated Plan;

                 (f) "Common Stock" shall mean the common stock of Interstate/Johnson Lane, Inc. par value $.20 per share;

                 (g) "Company" shall mean Interstate/Johnson Lane, Inc. and any of its Subsidiaries;

                 (h) "Employee" shall mean any person engaged or proposed to be engaged as an officer or employee of the Company;

                 (i) "Option" shall mean an option to purchase shares of Common Stock granted by the Committee to an Employee pursuant to this Restated Plan;

                 (j) "Option Agreement" shall mean an agreement between the Company and an Employee whereby an Option is granted;

                 (k) "Option Shares" shall mean the shares of Common Stock purchased upon the exercise of an Option.

                 (l) "Restated Plan" shall mean this Interstate/Johnson Lane, Inc. Restated Stock Award Plan, and any amendments hereto;

                 (m) "Restricted Stock" shall mean Common Stock (i) granted to Employees under Section 6.1 of this Restated Plan, subject to such restrictions as the Committee may determine, and (ii) issued to Outside Directors under Section 6.2 of this Restated Plan in each case as evidenced in a Restricted Stock Agreement.

                 (n) "Restricted Stock Agreement" shall mean an agreement between the Company and an Employee or Outside Director pursuant to which Restricted Stock is issued to the Employee or Outside Director pursuant to this Restated Plan.

                 (o) "Restriction Period" shall mean the time period during which the Restricted Stock is subject to the restrictions set forth in the Restricted Stock Agreement.

                 (p) "SAR Agreement" shall mean an agreement between the Company and an Employee pursuant to which a Stock Appreciation Right is issued to the Employee pursuant to this Restated Plan.

                 (q) "Stock Appreciation Rights" shall mean the right to receive cash or Common Stock, granted pursuant to Article V of this Restated Plan and a SAR Agreement.

                 (r) "Subsidiary" shall mean a subsidiary corporation of Interstate/Johnson Lane, Inc., as defined in Sections 424(f) and 424(g) of the Code.

                                   ARTICLE II
                                 ADMINISTRATION

        2.1 Committee Administration. This Restated Plan, with respect to grants and awards to Employees hereunder, shall be administered by the Committee, which shall be appointed by the Board from time to time.

        2.2 Committee Composition and Powers. The Committee shall consist of not less than two persons who shall be members of the Board and shall be subject to such terms and conditions as the Board shall prescribe. Each Committee member shall be a "disinterested person" within the meaning of Rule 16b-3 promulgated under the Act. Once designated, the Committee shall continue to serve until otherwise directed by the Board. From time to time, the Board may increase the size of the Committee and appoint additional members thereof, remove members (with or without cause) and appoint new members in substitution therefor, fill vacancies however caused, and remove all members of the Committee.

        A majority of the entire Committee shall constitute a quorum and the action of a majority of the members present at any meeting at which a quorum is present shall be deemed the action of the Committee. In addition, any decision or determination reduced to writing and signed by all of the members of the Committee shall be fully as effective as if it had been made by a majority vote at a meeting duly called and held. Subject to the provisions of this Restated Plan, to the provisions of the Company's bylaws, and to any terms and conditions prescribed by the Board, the Committee may make such rules and regulations for the conduct of its business as it shall deem advisable. The Committee shall hold meetings at such times and places as it may determine.

        The interpretation and construction by the Committee of any provisions of this Restated Plan, with respect to grants and awards to Employees hereunder, or of any Benefit granted under it shall be final unless otherwise determined by the Board.

        2.3 Limitation on Receipt of Benefits by Committee Members. No person while a member of the Committee shall be eligible to receive Benefits under this Restated Plan, provided, however, that (i) to the extent applicable, a Committee member may receive shares of Restricted Stock in lieu of cash compensation pursuant to the formula provisions of Section 6.2 hereof; and (ii) a member of the Committee may exercise Options (but not Stock Appreciation Rights) granted prior to his becoming a member of the Committee.

        2.4 Good Faith Determinations. No member of the Board, the board of directors of any subsidiary or the Committee shall be liable for any action or determination made in good faith with respect to this Restated Plan or any Benefit granted under it.

                              ARTICLE III
        ELIGIBILITY; TYPES OF BENEFITS; SHARES SUBJECT TO RESTATED PLAN

        3.1 Eligibility. The Committee shall from time to time determine and designate the Employees of the Company to receive Benefits under this Restated Plan and the number of Options, Stock Appreciation Rights and shares of Restricted Stock to be awarded to each such Employee, or the formula or other basis on which such Benefits shall be awarded to Employees. In making any such award, the Committee may take into account the nature of services rendered by an Employee, commissions or other compensation earned by the Employee, the capacity of the Employee to contribute to the success of the Company, and other factors that the Committee may consider relevant.

        3.2 Types of Benefits. Benefits under this Restated Plan may be granted in any one or any combination of (a) Options; (b) Stock Appreciation Rights; and (c) Restricted Stock, as described in this Restated Plan.

        The Committee may: (a) give Employees a choice between two Benefits or combinations of Benefits; (b) award Benefits in the alternative so that acceptance of or exercise of one Benefit cancels the right of an Employee to another; and (c) award Benefits in any combination or combinations and subject to any condition or conditions consistent with the terms of this Restated Plan that the Committee in its sole discretion may determine.

        3.3 Shares Subject to this Restated Plan. Subject to the provisions of Section 4.1(e) (relating to adjustment for changes in Common Stock), the maximum number of shares that may be issued under this Restated Plan shall not exceed in the aggregate 1,800,000 shares of Common Stock. Such shares may be authorized and unissued shares, or authorized and issued shares that have been reacquired by the Company as treasury stock. If any Options granted under this Restated Plan shall for any reason terminate or expire or be surrendered without having been exercised in full, the shares not purchased under such Options shall be available again for grant under this Restated Plan. Upon the forfeiture (in whole or in part) of Restricted Stock, the shares of Common Stock forfeited shall be available again for grant under this Restated Plan.

                                                  ARTICLE IV
                                          NONSTATUTORY STOCK OPTIONS

        4.1 Grant; Terms and Conditions. The Committee from time to time may grant nonstatutory stock options under this Restated Plan to the Employees, which grant shall be evidenced by Option Agreements, which Option Agreements shall be in such form and contain such provisions as the Committee shall from time to time approve consistent with this Restated Plan. The Option Agreements need not be identical, but each Option Agreement by appropriate language shall include the substance of all of the following terms and conditions:

                 (a) Number of Shares. Each Option Agreement shall state the number of shares to which it pertains.

                 (b) Option Price. Each Option Agreement shall state the Option exercise price, which shall not be less than 100% of the fair market value of the shares of Common Stock subject to the Option on the date of granting the Option.

                 (c) Medium and Time of Payment. Upon the exercise of the Option, the Option price shall be payable in United States dollars, in cash (including by check), or (unless the Committee otherwise prescribes) with shares of Common Stock owned by the optionee or a combination of cash and Common Stock (but not with Restricted Stock prior to the expiration of the Restriction Period). If all or any portion of the Option exercise price is paid in Common Stock owned by the optionee, that stock shall be valued at its fair market value as of the date the Option is exercised.

                 (d) Term and Exercise of Options. The term of each Option shall be determined by the Committee. Not less than one hundred
(100) shares may be purchased at any one time unless the number purchased is the total number at the time purchasable under the Option. During the lifetime of the optionee, the Option shall be exercisable only by him and shall not be assignable or transferable by him and no person shall acquire any rights therein. An option may be transferred (unless the Committee otherwise prescribes) by will or the laws of descent or distribution.

                 (e) Recapitalization; Reorganization. Subject to any required action by the shareholders of the Company, the maximum number of shares of Common Stock that may be issued under this Restated Plan pursuant to Section 3.3 above, the number of shares of Common Stock covered by each outstanding Option, the number of shares of Common Stock to which each Stock Appreciation Right relates, and the per share exercise price under each outstanding Option, shall be proportionately adjusted for any increase or decrease in the number of issued shares of Common Stock resulting from a subdivision or consolidation of shares or the payment of a stock dividend (but only on the Common Stock) or any other increase or decrease in the number of such shares effected without receipt of consideration by the Company.

                 Subject to any required action by the shareholders, if the Company is the surviving corporation in any merger, each outstanding Option shall pertain to and apply to the securities or other consideration that a holder of the number of shares of Common Stock subject to the Option would have been entitled to receive in the merger. A dissolution, liquidation or consolidation of the Company or a merger in which the Company is not the surviving corporation, other than a merger effected for the purpose of changing the Company's domicile, shall cause each outstanding Option to terminate, provided that each optionee shall, in such event, have the right immediately prior to such dissolution, liquidation, merger or consolidation, to exercise his Option in whole or in part without regard to any installment provision contained in his Option Agreement but subject, however, to the restriction that if a Stock Appreciation Right has been granted in connection with an option neither the Option nor the Stock Appreciation Right shall be exercisable within six (6) months after their grant except in the event of death or disability of the optionee. In the case of a merger effected for the purpose of changing the Company's domicile, each outstanding Option shall continue in effect in accordance with its terms and shall apply to the same number of shares of common stock of such surviving corporation as the number of shares of Common Stock to which it applied immediately prior to such merger, adjusted for any increase or decrease in the number of outstanding shares of common stock of the surviving corporation effected without receipt of consideration.

                 In the event of a change in the Common Stock as presently constituted, which change is limited to a change of all of the authorized shares with par value into the same number of shares with a different par value or without par value, the shares resulting from any such change shall be deemed to be the Common Stock within the meaning of this Restated Plan.

                 The foregoing adjustments shall be made by the Committee, whose determination shall be final, binding and conclusive.

                 Except as expressly provided in this subsection, the optionee shall have no rights by reason of (i) any subdivision or consolidation of shares of any class; (ii) any stock dividend; (iii) any other increase or decrease in the number of shares of stock of any class;
(iv) any dissolution, liquidation, merger, or consolidation or spin-off, split-off or split-up of assets of the Company or stock of another corporation; or (v) any issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class. Moreover, except as expressly provided in this subsection, the occurrence of one or more of the above-listed events shall not affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares of Common Stock subject to the option (or the number of shares with respect to a related Stock Appreciation Right).

                 The grant of an Option pursuant to this Restated Plan shall not affect in any way the right or power of the Company to make adjustments, reclassifications, reorganizations or changes of its capital or business structure or to merge or to consolidate or to dissolve, liquidate or sell, or transfer all or any part of its business or assets.

                 (f) Rights as a Shareholder. Subject to Section 7.10 of this Restated Plan, an optionee or a transferee of an Option shall have no rights as a shareholder with respect to any shares covered by his Option until the date of the issuance of a stock certificate to him for those shares upon payment of the exercise price. No adjustments shall be made for dividends (ordinary or extraordinary, whether in cash, securities or other property) or distributions or other rights for which the record date is prior to the date such stock certificate is issued, except as provided in subsection 4.1(e).

                 (g) Modification, Extension and Renewal of Options. Subject to the terms and conditions and within the limitations of this Restated Plan, the Committee may modify, extend or renew outstanding Options granted under this Restated Plan, or accept the surrender of outstanding Options (to the extent not theretofore exercised) and authorize the granting of new Options in substitution therefor (to the extent not theretofore exercised). No modification of an Option shall, without the consent of the optionee, alter or impair any rights or obligations under any Option theretofore granted under this Restated Plan.

                 (h) Exercisability and Term of Options. Options granted pursuant to this Restated Plan are not intended to constitute "incentive stock options" under Section 422 of the Code. Every Option Agreement shall provide that unless an Option has earlier terminated, Options granted pursuant to this Restated Plan shall be exercisable at any time on or after the date of exercise set forth in the Option Agreement and before the date that is ten (10) years and one (1) month after the date of grant; provided, however, an Option shall terminate and may not be exercised if the Employee to whom it is granted ceases to be employed by the Company except that the Option Agreement may, at the discretion of the Committee, provide: (1) that if such Employee's employment terminates for any reason other than conduct that in the judgment of the Committee involves dishonesty or action by the Employee that is detrimental to the best interest of the Company, the Employee may at any time within three months after termination of his employment exercise his Option but only to the extent the Option was exercisable by him on the date of termination of his employment; (2) that if such Employee's employment terminates on account of total and permanent disability, the Employee may at any time within one year after termination of his employment exercise his Option but only to the extent the Option was exercisable on the date of his termination of employment; or (3) that if such Employee dies while in the employ of the Company, or within the three or twelve month period following termination of his employment as described in (1) or (2) above, his Option may be exercised at any time within twelve months following his death by the person or persons to whom his rights under the Option shall pass by will or by the laws of descent and distribution, but only to the extent that such Option was exercisable by him on the date of his termination of employment. Each Option Agreement may provide for acceleration of exercisability in the event of retirement, death or disability. Notwithstanding anything to the contrary in this subsection, an Option may not be exercised by anyone after the expiration of its term.

        4.2 Other Provisions. The Option Agreements authorized under this Restated Plan shall contain such other provisions, including, without limitation, restrictions upon the exercise of the Option and the consideration to be received by the Company as payment for the Common Stock, as the Committee shall deem advisable. (For example, the Committee could provide as to any Option for a vesting schedule whereunder the optionee would be able to exercise his Option as to (for example) one-third of his Option Shares after a period of (for example) one year from the date of grant of the Option, another one-third after two years, and so on.)

                                                   ARTICLE V
                                           STOCK APPRECIATION RIGHTS

        5.1 Grant of Stock Appreciation Rights. the Committee may, in its discretion, from time to time grant Stock Appreciation Rights to Employees who are granted Options under this Restated Plan. Such Stock Appreciation Rights shall relate to and be granted only in conjunction with specific Options and, if granted, shall be granted at the time of the grant of the related Option. Stock Appreciation Rights may be granted with respect to all or a specified portion of the shares covered by the related Option. It is contemplated that the Committee, in determining whether or not to grant Stock Appreciation Rights relating to an Option, will give consideration to the circumstances of the Employee and generally will grant Stock Appreciation Rights in connection with Options only in those instances where the failure to grant Stock Appreciation Rights might make exercise of an Option significantly burdensome to the Employee.

        5.2 Exercise. Stock Appreciation Rights shall entitle the holder of the related Option, upon exercise in whole or in part of the Stock Appreciation Rights, to receive payment in the amount and form determined
pursuant to subsection 5.3(d).   Stock Appreciation Rights may be exercised
only at times and to the extent the related Option is then exercisable. The exercise of Stock Appreciation Rights shall result in a termination of the Stock Appreciation Rights with respect to the number of shares covered by the exercise and shall further result in a termination of the related Option with respect to the number of shares covered by the exercise.

        5.3 Terms and Conditions. The Committee may from time to time grant Stock Appreciation Rights under this Restated Plan to the Employees which grants shall be evidenced by SAR Agreements, which SAR Agreements shall be in such form and contain such provisions as the Committee shall from time to time approve consistent with this Restated Plan. The SAR Agreements need not be identical, but each SAR Agreement by appropriate language shall include the substance of all of the following additional terms and conditions:

                 (a) No Stock Appreciation Right shall be exercisable before September 30, 1988.

                 (b) Stock Appreciation Rights shall be exercisable at such time or times and to the extent, but only to the extent, that the Option to which they relate is then exercisable.

                 (c) Stock Appreciation Rights shall not be exercisable during the first six months after their date of grant. Such rights shall not be transferable other than by will or by the laws of descent and distribution and shall be exercisable during the optionee's lifetime only by the optionee.

                 (d) Upon exercise of Stock Appreciation Rights, the optionee shall be entitled to receive therefor payment, in the sole discretion of the Committee, in the form of shares of Common Stock (rounded down to the next whole number so that no fractional shares are issued), cash or any combination thereof. The amount of such payment shall be equal in value to the difference between the Option exercise price per share of the related Option and the fair market value per share of the shares of Common Stock on the date the Stock Appreciation Right is exercised multiplied by the number of shares with respect to which the Stock Appreciation Right shall have been exercised.

                 (e) No Stock Appreciation Right may be exercised on a date on which the fair market value (as determined above) of the Common Stock is less than or equal to the exercise price per share of the related Option.

                 (f) Stock Appreciation Rights granted under this Restated Plan will expire or terminate no later than the expiration or termination date of the related Option.

                 (g) Any exercise by an officer or director of the Company of a Stock Appreciation Right may be made only during the ten-day period beginning on the third business day following the release for publication of any quarterly or annual statement of sales and earnings by the Company and ending on the 12th business day following the date of such release, or such other period of time as may be provided under Rule 16b-3 of the Securities and Exchange Commission or successor rule or reg-ulation. "Officer" for the purposes of this subsection shall mean only officers who are subject to the Act.

        5.4 Effect on Related Stock Option. The number of shares with respect to which Stock Appreciation Rights are exercised (rather than the number of shares issued by the Company upon such exercise) shall be deemed for the purpose of Section 3.3 to have been issued under an Option granted pursuant to this Restated Plan and shall not thereafter be available for the granting of further Options under this Restated Plan.

                                                  ARTICLE VI
                                               RESTRICTED STOCK

        6.1 Grants to Employees. The Committee from time to time may award Restricted Stock to any Employee eligible to receive Benefits under this Restated Plan. Each Employee who is awarded Restricted Stock shall enter into a Restricted Stock Agreement with the Company in a form specified by the Committee agreeing to the terms and conditions of the award and such other matters consistent with this Restated Plan as the Committee in its sole discretion shall determine. Such conditions may include, but shall not be limited to, the deferral of a percentage of the Employee's annual cash compensation, not including dividends paid on Restricted Stock, if any, to be applied toward the purchase of Restricted Stock upon such terms and conditions, including such discounts, as may be set forth in the Restricted Stock Agreement.

        Restricted Stock awarded to Employees may not be sold, transferred, pledged or otherwise encumbered during a Restriction Period commencing on the date of the award and ending at such later date or dates as the Committee may designate at the time of the award. The Employee shall have the entire beneficial ownership and most of the rights and privileges of a shareholder with respect to Restricted Stock awarded to him, including the right to receive dividends and the right to vote such Restricted Stock.

        If an Employee ceases to be employed by the Company prior to the expiration of the Restriction Period, he shall forfeit all of his Restricted Stock with respect to which the Restriction Period has not yet expired; provided, however, the Restricted Stock Agreements, at the discretion of the Committee and pursuant to such terms and conditions as it may impose, may provide: (1) that if such Employee's employment terminates for any reason other than conduct that in the judgment of the Committee involves dishonesty or action by the Employee that is detrimental to the best interests of the Company, the Restricted Stock or any related compensation deferral or a portion thereof shall not be forfeited; (2) that if such Employee's employment terminates on account of total and permanent disability, the Employee shall not forfeit his Restricted Stock or any related compensation deferral or a portion thereof; or (3) that if such Employee dies while employed by the Company, his Restricted Stock or any related compensation deferral or a portion thereof is not forfeited.

        Subject to Section 7.10 of this Restated Plan, each Employee who is awarded Restricted Stock may, but need not, be issued a stock certificate in respect of such shares of Restricted Stock. Each certificate registered in the name of an Employee, if any, shall bear an appropriate legend referring to the terms, conditions, and restrictions applicable to such award as specifically set forth in the Restricted Stock Agreement.

        The Committee shall require that any stock certificate issued in the name of an Employee evidencing shares of Restricted Stock be held in the custody of the Company until the expiration of the Restriction Period applicable to such Restricted Stock and that, as a condition of such issuance of a certificate for Restricted Stock, the Employee shall have delivered a stock power, endorsed in blank, relating to the shares covered by such certificate. In no event shall the Restriction Period end prior to the payment by the Employee to the Company of the amount of any federal, state or local income or employment tax withholding that may be required with respect to the Restricted Stock.

        If any change is made in the Common Stock by reason of any merger, consolidation, reorganization, recapitalization, stock dividend, split up, combination of shares, exchange of shares, change in corporate structure, or otherwise, any shares received by an Employee with respect to Restricted Stock shall be subject to the same restrictions applicable to such Restricted Stock and the certificates representing such shares shall be deposited with the Company.

        6.2 Issuance to Outside Directors. During the term of the Restated Plan, and subject to the availability of shares of Common Stock pursuant to Section 3.3 hereof, each member of the Board of Directors of Interstate/Johnson Lane, Inc. who is not an employee of the Company (an "Outside Director") shall receive shares of Restricted Stock under the Restated Plan in lieu of the annual cash retainer that would otherwise be payable to such Outside Director in consideration of his service as a director of Interstate/Johnson Lane, Inc. On the date on which any such retainer would have been payable, the director shall receive shares of Restricted Stock equal in number to the amount of such retainer divided by the closing price of the Common Stock on such date. Such shares of Restricted Stock shall not be sold, transferred, pledged, assigned or in any manner disposed of for or during the six month period following the date such shares of Restricted Stock are issued and any director who is issued shares of Restricted Stock shall not be entitled to delivery of stock certificates representing such shares until the expiration of such six month Restriction Period. Such shares of Restricted Stock shall also be subject to the terms and conditions generally applicable to Restricted Stock as outlined in Section 6.1 above, except that there shall be no forfeiture of shares in the event of termination of an Outside Director's service as a member of the Board. Each Outside Director who is issued Restricted Stock pursuant to this Section 6.2 shall enter into a Restricted Stock Agreement with the Company confirming the terms and conditions of such issuance as stated herein.

                                                  ARTICLE VII
                                                 MISCELLANEOUS

        7.1 Withholding Taxes. An Employee granted an Option, Restricted Stock or Stock Appreciation Rights under this Restated Plan shall be conclusively deemed to have authorized the Company to withhold from the salary, commissions or other compensation of such Employee funds in amounts equal to the federal, state and local income, employment or other withholding taxes applicable to the income recognized by such Employee and attributable to the Options, Option Shares, Restricted Stock or Stock Appreciation Rights acquired pursuant to this Restated Plan at the time as may be required by law; provided, however, that in lieu of the withholding of federal, state and local taxes as herein provided, the Company may require that the Employee (or other person exercising such Option or Stock Appreciation Rights, or holding such Restricted Stock) pay the Company an amount equal to the federal, state and local withholding taxes on such income at the time such withholding is required or such other time as shall be satisfactory to the Company.

        7.2 Amendment, Modification, Suspension or Discontinuance of Restated Plan. The Board may from time to time alter, amend, suspend or discontinue this Restated Plan or revise it in any respect whatsoever for the purpose of maintaining or improving the effectiveness of this Restated Plan as an incentive device, or conforming this Restated Plan to applicable governmental regulations or to any change in applicable law or regulations, or for any other purpose permitted by law; provided, however, that no such action by the Board shall adversely affect any Benefit theretofore granted under this Restated Plan without the consent of the holder so affected; and provided further that the Board may not increase the number of shares of Common Stock authorized under Section 3.3 of this Restated Plan without the approval of the shareholders of Interstate/Johnson Lane, Inc. Anything herein to the contrary notwithstanding, the provisions of Section 6.2 hereof shall not, directly or indirectly, be amended more than once every six months other than to comport with changes in the Code, the Employee Retirement Income Security Act of 1974, as amended from time to time, or the rules thereunder.

        7.3 Governing Law. This Restated Plan and all rights and obligations hereunder shall be construed in accordance with and governed by the laws of the State of North Carolina.

        7.4 Designation. This Restated Plan may be referred to in other documents and instruments as the "Interstate/Johnson Lane, Inc. Restated Stock Award Plan."

        7.5 Indemnification of Committee. In addition to such other rights of indemnification as they may have as directors or as members of the Committee, the members of the Committee shall be indemnified by the Company against the reasonable expenses, including attorneys' fees actually and necessarily incurred in connection with the defense of any action, suit or proceeding, or in connection with any appeal therein, to which they or any of them may be a party by reason of any action taken or failure to act under or in connection with this Restated Plan or any Benefit granted thereunder, and against all amounts paid by them in settlement thereof (provided such settlement is approved by independent legal counsel selected by the Company) or paid by them in satisfaction of a judgment in any such action, suit or proceeding, except in relation to matters as to which it shall be adjudged in such action, suit or proceeding that such Committee member is liable for negligence or misconduct in the performance of his duties, provided that within 60 days after institution of any such action, suit or proceeding, a Committee member shall in writing offer the Company the opportunity, at its own expense, to handle and defend the same.

        7.6 Reservation of Shares. The Company during the term of this Restated Plan, shall at all times reserve and keep available, and will seek or obtain from any regulatory body having jurisdiction any requisite authority in order to issue such number of shares of its Common Stock as shall be sufficient to satisfy the requirements of this Restated Plan. Inability of the Company to obtain from any regulatory body having jurisdiction, the authority deemed by the Company's counsel to be necessary to the lawful issuance of any shares of its Common Stock hereunder shall relieve the Company of any liability in respect of the nonissuance or sale of such stock as to which such requisite authority shall not have been obtained.

        7.7 Application of Funds. The proceeds received by the Company from the sale of Common Stock pursuant to Options will be used for general corporate purposes.

        7.8 No Obligation to Exercise. The granting of an Option shall impose no obligation upon the optionee to exercise that Option.

        7.9 Approval of Shareholders. No Benefit shall be granted pursuant to this Restated Plan unless and until this Restated Plan has been approved by the shareholders of the Company.

        7.10 Uncertificated Shares. Each Employee who exercises an Option to acquire Common Stock or any person who is awarded Restricted Stock may, but need not, be issued a stock certificate in respect of the Common Stock so acquired. A "book entry" (i.e., a computerized or manual entry) shall be made in the records of the Company to evidence the issuance of shares of Common Stock where no physical certificate is issued. Such Company records, absent manifest error, shall be binding on all parties. In all instances where the date of issuance of shares may be deemed significant but no certificate is issued in accordance with this Section 7.10, the date of the book entry shall be the relevant date for such purposes.

PROXY                          INTERSTATE/JOHNSON LANE, INC.
               THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS


          The undersigned hereby appoints Parks H. Dalton, James H. Morgan and Michael D. Hearn, and each of them, with full power of substitution, attorneys and proxies to appear and vote, as indicated below, all of the shares of Common Stock of Interstate/Johnson Lane, Inc. that the undersigned would be entitled to vote at the annual meeting of shareholders of Interstate/Johnson Lane, Inc. to be held on January 24, 1995 and at any and all adjournments thereof. The Board of Directors recommends a vote FOR the following items:

1.  ELECTION OF DIRECTORS


[ ] FOR all nominees except as marked to the contrary
                             [ ] WITHHOLD AUTHORITY to vote for all nominees

    NOMINEES: ClaudeS. Abernethy, Jr., Parks H. Dalton, John B. Ellis,
              W. Clay Hamner, Peter R. Kellogg, James H. Morgan,
              Dudley G. Pearson, Richard S. Pechter, Edward C. Ruff and Grady G. Thomas, Jr.

(INSTRUCTION: To withhold authority to vote for any individual nominee, write that nominee's name in the space below.)

2. RATIFICATION OF THE SELECTION OF COOPERS & LYBRAND AS THE COMPANY'S INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS FOR THE FISCAL YEAR ENDING SEPTEMBER 30, 1995.

                   [ ] FOR         [ ] AGAINST           [ ] ABSTAIN

3.  APPROVE AMENDMENT TO THE COMPANY'S 1987 STOCK AWARD PLAN.

                   [ ] FOR         [ ] AGAINST            [ ] ABSTAIN

In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting or any adjournment thereof.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED "FOR" THE NOMINEES FOR DIRECTOR AND "FOR" PROPOSALS 2 AND 3.

              Dated
                                     Signature

              Please  sign  exactly  as  your  name appears hereon.   If
              holder   is   a   corporation, partnership or other
              association, please sign its name and add your name and title. When signing as attorney, executor, administrator, trustee or guardian, please also give your full title. If shares are held jointly, EACH holder should sign.

PLEASE MARK, DATE AND SIGN THIS PROXY AND RETURN IT PROMPTLY TO INSURE A QUORUM AT THE MEETING. THIS IS IMPORTANT WHETHER YOU OWN FEW OR MANY SHARES. DELAY IN RETURNING YOUR PROXY MAY SUBJECT THE COMPANY TO
ADDITIONAL EXPENSE.

PLEASE MARK, DATE AND SIGN THIS DIRECTION TO TRUSTEE AND RETURN IT PROMPTLY TO INSURE A QUORUM AT THE MEETING.


        ANNUAL MEETING OF SHAREHOLDERS OF INTERSTATE/JOHNSON LANE, INC. Voting Direction to NationsBank of North Carolina as Trustee for the
                        Interstate/Johnson Lane Corporation
    Employee Stock Ownership and PAYSOP Plan and Trust ("ESOP/PAYSOP"), and
        Profit Sharing and Capital Accumulation Plan and Trust ("PSP/CAP")


The undersigned hereby appoints NationsBank (the "Trustee") to vote as indicated below, the shares of Common Stock of Interstate/Johnson Lane, Inc. (the "Company") allocated to the account of the undersigned in the ESOP/PAYSOP and PSP/CAP Plans of Interstate/Johnson Lane Corporation at the annual meeting of shareholders of the Company to be held on January 24, 1995 and at any and all adjournments thereof. The Board of Directors recommends a vote FOR the following items:

1. ELECTION OF DIRECTORS

[ ] FOR all nominees except as marked to the contrary
                            [ ] WITHHOLD AUTHORITY to vote for all nominees

    NOMINEES: Claude S. Abernethy, Jr., Parks H. Dalton, John B. Ellis,
              W. Clay Hamner, Peter R. Kellogg, James H. Morgan,
              Dudley G. Pearson, Richard S. Pechter, Edward C. Ruff and Grady G. Thomas, Jr.

(INSTRUCTION:  To withhold authority to vote for any individual nominee, write that nominee's name in the space below.)

2. RATIFICATION OF THE SELECTION OF COOPERS & LYBRAND AS THE COMPANY'S INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS FOR THE FISCAL YEAR ENDING SEPTEMBER 30, 1995.

                   [ ] FOR        [ ] AGAINST                [ ] ABSTAIN

3.  APPROVE AMENDMENT TO THE COMPANY'S 1987 STOCK AWARD PLAN.

                   [ ] FOR         [ ] AGAINST                [ ] ABSTAIN

In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting or any adjournment thereof.

THIS  PROXY,  WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER
DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED "FOR" THE NOMINEES FOR DIRECTOR AND "FOR" PROPOSALS 2 AND 3.


                                     Dated

                                                     Signature

                                     Please sign exactly as your name
                                     appears hereon.

****************************************************************************
                                APPENDIX

On the Shareholders Letter the Interstate/Johnson Lane logo appears where indicated.

On Page 10 the Comparative Five-Year Total Returns graph appears where indicated. The plot points for the graph are listed in the table below that point.

On Page 10 the Comparative Four-Year Total Returns graph appears where indicated. The plot points for the graph are listed in the table below that point.